INDEPENDENT CONTRACTOR AGREEMENT

         This INDEPENDENT CONTRACTOR AGREEMENT ("AGREEMENT") is entered into this ____ day of _________________, 19__ by and between Transport Corporation of America, Inc. a Minnesota corporation ("CARRIER") and _____________________ of __________________________________, (the "CONTRACTOR"), each individually, a
"party"; collectively, the "parties."

                                    RECITALS

         WHEREAS, the CARRIER, wishes to obtain transportation through an agreement with CONTRACTOR; and

         WHEREAS, the CONTRACTOR is engaged in the business of transporting freight by motor vehicle for common carriers; and

         WHEREAS, the CARRIER and CONTRACTOR desire to enter into this Agreement to carry out the foregoing;

         NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties agree as follows:

         1. TERM AND TERMINATION

         The term of this Agreement shall be for an initial period of 190 days, commencing on the date set forth above, and shall automatically renew for three
(3) successive thirty (30) day periods, unless otherwise terminated (a) by either party upon three (3) calendar days' written notice prior to the expiration of the initial or any renewal term, or (b) in accordance with the provisions of Section 9, but, in any event, CONTRACTOR shall complete the performance of all services being performed on the date of termination.

         2. CONTRACTOR OBLIGATIONS

                  2.1 General Duties. CONTRACTOR shall provide transportation services to CARRIER on an as-requested basis. CONTRACTOR and its employees and representatives shall perform those duties on behalf of or for CARRIER and only as requested by CARRIER.

                  2.2 Equipment. CONTRACTOR agrees to use the following described Equipment, specifically, a TRACTOR, bearing:

UNIT NO.     YEAR        MAKE      SERIAL NO.     STATE LICENSE

together with drivers and all other necessary labor to transport, load and unload on behalf of CARRIER (or on behalf of such other certificated carriers as CARRIER may designate through authorized "trip lease" or interchange agreements) such commodities as the CARRIER may from time to time make available to CONTRACTOR, and CONTRACTOR may accept for hauling.

                  2.3 Compliance with Standards. CONTRACTOR shall comply and ensure that all of its employees and representatives assigned to provide services to CARRIER shall comply, with all CARRIER policies, rules and regulations, including, but not limited to CARRIER's Standard Operating Procedures, as they may be in effect from time to time, which Standard Operating Procedures have been separately provided and which CONTRACTOR acknowledges receipt from CARRIER as they are currently in effect.

                  2.4 Regulatory Requirements. CONTRACTOR recognizes that CARRIER's business of providing motor carrier transportation services to the public is subject to regulation by the Federal Government acting through the Department of Transportation, and by various state and local governments. CONTRACTOR shall have the responsibility to CARRIER of satisfying these regulatory requirements, subject at all times to verification by CARRIER, by:

                  a. Maintaining or causing the Equipment to be maintained in the state of repair required by all applicable regulations;

                  b. Operating the Equipment in accord with all applicable regulations;

                  c. Hiring to operate the Equipment only those drivers who are qualified under all applicable regulations (any such driver shall have at least one year's experience in substantially similar work, shall be at least 22 years old and shall have obtained a Safety Clearance from CARRIER's Safety Department, which Safety Clearance must be in effect at all times driver is assigned by CONTRACTOR to drive any equipment on behalf of CARRIER); and

                  d. Doing all other things necessary to conduct the transportation services provided in this Agreement in accord with all applicable regulations.

                  2.5 Method and Means of Performance. CONTRACTOR shall determine the means and methods of the performance of all transportation services undertaken by CONTRACTOR under the terms of this AGREEMENT. CONTRACTOR has and shall retain responsibility for:

                  a. Hiring, setting the wages, hours and working conditions and adjusting the grievances of, supervising, training, disciplining and firing all drivers, driver's helpers and other workers necessary for the performance of CONTRACTOR's obligations under the terms of this Agreement, which drivers, driver's helpers, and other workers are and shall remain the employees of CONTRACTOR;

                  b. Selecting, purchasing or leasing, financing and maintaining the Equipment;

                  c.       Selecting all routes; and

                  d. Paying all operating expenses, including but not limited to, all expenses of fuel for Equipment, fines for parking, moving violations, license plates, base plates and any unused portions thereof, Federal highway use taxes or any other levies or assessments based upon the operation of the vehicle, unless specifically identified in Exhibit A to this Agreement.

At all times, CONTRACTOR shall exercise all diligent efforts to conduct his operations under this Agreement to assure continued customer satisfaction.

                  2.6 Personnel Screening. CONTRACTOR shall ensure compliance with statutory background screening requirements of all its personnel who perform services for CARRIER. CONTRACTOR will provide proof of such compliance upon execution hereof and thereafter upon request by the CARRIER.

                  2.7 License. CONTRACTOR warrants that it has and will maintain all- necessary licenses, permits, certificates and accreditation's in good standing during the terms of this Agreement to the extent required by the law.

         3. CARRIER DUTIES

                  3.1 Use of Services. CARRIER agrees to make loads available from time to time for transportation by CONTRACTOR and CARRIER shall exercise every reasonable effort to make sufficient loads available so that CONTRACTOR shall be able to keep the Equipment in reasonably regular use under the terms of this Agreement, although this shall not be construed as an agreement by CARRIER to furnish any specific number of loads or pounds of freight for transportation by CONTRACTOR at any particular time or any particular place.

                  3.2 Fines. Except when a violation results from the act or omission of CONTRACTOR, CARRIER assumes risks and costs of fines for (i) overweight and oversized trailers when the trailers are pre-loaded, sealed or the load is containerized, or when the trailer or loading is otherwise outside CONTRACTOR's control and (ii) improperly permitted overweight and over dimension loads; carrier shall reimburse CONTRACTOR for any fines paid by the CONTRACTOR on account of overweight or over dimension loads handled at the direction of the CARRIER.

                  3.3 Government Identification. CARRIER will provide all identification required by any governmental agencies to be affixed to Equipment, and CONTRACTOR agrees that such identification shall be removed and returned to CARRIER upon termination of this Agreement. Such identification shall be consistent with signage used by CARRIER and must be approved by CARRIER.

         4. BILLING AND COMPENSATION

                  4.1 Compensation. For the full and proper performance of each trip made by the CONTRACTOR under the terms of this Agreement, the CARRIER agrees, with such exceptions as agreed to between CARRIER and CONTRACTOR and specifically provided for on CARRIER's prenumbered trip record issued to CONTRACTOR or his driver for each trip, to pay CONTRACTOR in accordance with a schedule issued by CARRIER, attached hereto as Exhibit A and made a part hereof. CARRIER may revise such schedule from time to time, and the rates set forth in any such revised schedule shall become effective when the schedule is issued to CONTRACTOR. In the case of any trip in which CONTRACTOR is paid a percentage of gross revenue received by CARRIER, CARRIER shall, at the time of settlement with CONTRACTOR, give CONTRACTOR a copy of the rated freight bill. CARRIER's tariff may be inspected by CONTRACTOR at CARRIER's office at 1769 Yankee Doodle Road, Eagan, MN 55121.

This amount shall constitute full payment to CONTRACTOR for use of the Equipment and for the services of CONTRACTOR's driver, including all payments for pick-up, delivery, and transportation between points of origin and destination. Any amounts overpaid by CARRIER for pick-up, delivery, overpayments on previous loads and similar items shall be deducted from this amount.

                  4.2 Settlement. CARRIER shall settle with CONTRACTOR on a weekly basis after the successful completion of his assignment. Submission by CONTRACTOR by mail or in person of those documents showing full and proper performance of the terms of this Agreement on each trip is required and CARRIER shall have the right to suspend making loads available to CONTRACTOR until such documents are received. The required documents shall include Bills of Lading, Daily Logs required by the Department of Transportation and those documents necessary for the CARRIER to obtain payment from the shipper customer. CARRIER shall settle with CONTRACTOR in all cases within fifteen (15) days after the submission of the above-described documents by CARRIER. No final settlement shall be made until CONTRACTOR has returned to CARRIER all required documents referred to in the preceding sentence, as well as all identification required by government agencies, as provided in Section 3.3 hereof, and has returned to CARRIER all CARRIER property in the condition as it was received.

                  4.3 Deductions. In any case where CONTRACTOR has secured an advance of any kind from CARRIER, or if there shall be any other amounts due to CARRIER from the CONTRACTOR or CONTRACTOR's authorized agents or employees, the CARRIER shall be authorized to deduct the amount of such advance or other amounts due to the CARRIER from the CONTRACTOR in settling with the CONTRACTOR under the terms of this Agreement. CONTRACTOR shall be advised as to the method of computation used to arrive at the amount of each deduction. CONTRACTOR shall be afforded copies of those documents which are necessary to determine the validity of the deduction. In addition, the CARRIER shall have a period of fifteen (15) days after termination of this Agreement to verify the account of the CONTRACTOR and to make appropriate adjustments before final settlement. CARRIER shall be under no obligation to make such final settlement unless and until CONTRACTOR has returned the identification described in Section 3.3 to CARRIER.

         5. NATURE OF ARRANGEMENT

         This Agreement shall be interpreted as furnishing to CARRIER the exclusive possession, control and use of the equipment, as those terms are used in the Department of Transportation Regulation on Lease and Interchange of Vehicles. CARRIER assumes complete responsibility for the operation of the Equipment under the terms of such regulations for the duration of this Agreement.

         6. INSURANCE

                  6.1 CONTRACTOR Liability. CONTRACTOR shall be responsible and liable to CARRIER and agrees to pay for shortage of, loss of, or damage to cargo transported by CONTRACTOR in the event that such shortage, loss or damage is caused directly or indirectly by the operations of CONTRACTOR or its employees or agents. CONTRACTOR shall further be responsible and liable to CARRIER for the first $500 in damage or loss on account of fire, theft, collision or upset to any equipment of CARRIER used by CONTRACTOR in pursuance of this Agreement. Any such payments due from CONTRACTOR under this Section 6.1 shall be deducted from any monies due CONTRACTOR under this Agreement only after a written explanation and itemization of the deduction has been furnished CONTRACTOR by CARRIER.

                  6.2 CONTRACTOR Coverage. CARRIER shall in no way be liable for any damage which may occur to the Equipment of CONTRACTOR. CARRIER shall maintain at its own expense public liability, property damage, required state insurance, and cargo insurance coverage as concerns shippers and the general public; however, CONTRACTOR shall indemnify and be liable to CARRIER for any loss or damage to third persons or property, including any equipment of CARRIER which results from negligent operations of CONTRACTOR, its agents or employees. CONTRACTOR shall, throughout the term of this Agreement, purchase and keep in force bobtail coverage, and shall furnish CARRIER with a certificate of insurance satisfactory to CARRIER evidencing such coverage.

         7. INDEPENDENT CONTRACTOR RELATIONSHIP

                  7.1 Independent Contractor. It is understood and agreed that CONTRACTOR, including its employees, agents and representatives, is an independent contractor and nothing herein to the contrary is intended nor shall be construed to create an employer/employee, partners of partnership or joint venture relationship between CONTRACTOR and the CARRIER, between CONTRACTOR and any CARRIER employee or between CARRIER and any CONTRACTOR employee, agent or representative. CONTRACTOR agrees and acknowledges that neither it nor any of its employees, agents or representatives has any right or authorization, express or implied to act for the CARRIER or incur, assume or create any obligation, responsibility or liability on behalf of the CARRIER or make any representations or warranties concerning the CARRIER or the services in the name of or on behalf of the CARRIER or bind the CARRIER in any manner whatsoever. In no event shall either party be liable for the debts or obligations of the other except as otherwise specifically provided in this Agreement.

                  7.2 Contractor Responsible For Taxes. CONTRACTOR and each of its employees and representatives will be solely responsible for and will pay any income, Social Security, Medicare, unemployment, Workers' Compensation or Federal highway use assessments or taxes with respect to any amounts paid to CONTRACTOR hereunder. Payment of any taxes or other amounts shall be directly made by CONTRACTOR, and CONTRACTOR will file all required forms or documents with the Internal Revenue Service or any state. CARRIER shall not be responsible for and will not withhold on behalf of CONTRACTOR or its employees and representatives any sums for income tax, unemployment insurance, Social Security or any other withholdings pursuant to any law or requirement of any governmental body. Neither CONTRACTOR not its employees or representatives shall have any claim under this Agreement for pension or retirement benefits, social security, workers compensation, health, disability, professional malpractice, or unemployment insurance benefits of any kind. CONTRACTOR will indemnify and hold harmless the CARRIER from any and all loss or liability, including attorneys fees and costs (at all levels including appeal), arising from its failure to make such payments, withholdings and benefits, if any.

         8. RESTRICTIVE COVENANT

                  8.1 Restrictive Covenants. During the term of this Agreement and for a period of one (1) year after its termination by either party for any reason, with or without cause, CONTRACTOR hereby agrees that it will not, directly or indirectly, for itself or any person, firm, corporation, partnership association or other entity divert business from the CARRIER or solicit any customer of the CARRIER with whom such CONTRACTOR has had any contact whosoever of any nature or kind as a result of this engagement.

                  8.2 Remedies. CONTRACTOR further acknowledges that it would be very difficult or impossible to measure the damages resulting from any breach of
Section 8.1. CONTRACTOR further acknowledges that the restrictions contained herein are reasonable and are reasonably necessary for the protection of the CARRIER'S business. A violation by CONTRACTOR or any of its employees or representatives of such covenant will constitute irreparable damage to the CARRIER. Therefore, CONTRACTOR hereby agrees that any breach or threatened breach by it or any of its employees or representatives of any provision of
Section 8.1 shall entitle CARRIER, in addition to any other legal remedies, to apply to any court of competent jurisdiction to enjoin such breach or threatened breach. If the restrictions contemplated in Section 8.1 shall for any reason be held by a court of competent jurisdiction to be excessively broad, such restrictions shall be construed to be so limited or reduced so as to be enforceable. CONTRACTOR understands and agrees that each provision and restriction agreed to by CONTRACTOR in Section 8.1 shall be separable and divisible from every other provision.

         9. TERMINATION

                  9.1 Immediate Termination. Unless otherwise provided herein, this Agreement may be terminated immediately by the CARRIER by providing the notice required by Section 10 hereof, if

                  a. CONTRACTOR commits a material breach of any term of this Agreement and CARRIER may hold CONTRACTOR liable for damages as a result of such breach; or

                  b. CONTRACTOR fails to notify CARRIER of any modification or cancellation of licensure, certification or insurance as required herein, or takes any action or fails to take any action which action or failure could result in an adverse modification or cancellation of that license, certification or insurance; or the permanent cessation of CONTRACTOR'S business; or if CONTRACTOR is adjudicated as bankrupt or insolvent, files a voluntary petition in bankruptcy or petition or answer seeking reorganization or other relief under any insolvency law.

                  9.2 Continuing Obligations. Anything to the contrary notwithstanding, this Agreement shall remain in effect after the date of termination with regard to those covenants contained herein that are expressly made to the extent beyond the term of this Agreement or which may be necessary to allow for the resolution of all pending matters as of the date of termination. Upon termination by either party, the CARRIER shall have no further obligation to pay the CONTRACTOR any compensation except for compensation to which CONTRACTOR is entitled for services performed prior to the actual date of termination.

                  9.3 Completion of Services. If for any reason, CONTRACTOR shall fail to complete transportation of commodities in transit, or abandons a shipment or otherwise subjects CARRIER to liabilities to shippers or governmental agencies on account of the acts or omissions of CONTRACTOR en route, CONTRACTOR expressly agrees that CARRIER shall have the right to complete performance using the same or other equipment, and hold CONTRACTOR liable for the costs thereof and for any other damages. CONTRACTOR hereby waives any recourse against CARRIER for such action and agrees to reimburse CARRIER for any costs and expenses arising out of such completion of such trip, and to pay to CARRIER any damages for which CARRIER may be liable to shipper arising out of such breach of contract by CONTRACTOR.

         10. NOTICES

         All notices or other communications required or permitted hereunder shall be in writing and shall be delivered in person, or by means of certified or registered mail, postage paid, return receipt requested, to such party at its address as set forth below. All such notices shall be deemed given upon delivery if delivered by hand, on the third business day after mailing if mailed as aforesaid.

         A.       If to CONTRACTOR:




         B.       If to CARRIER:   Transport Corporation of America, Inc.
                                   1769 Yankee Doodle Road
                                   Eagan, MN   55121
                                   Attention: Director of Independent
                                                 Contractor Services

         11.      MISCELLANEOUS

                  11.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. It supersedes all prior negotiations, letters and understandings relating to the subject matter hereof.

                  11.2 Assignment. This Agreement may not be assigned by the CONTRACTOR without the prior written consent of the CARRIER.

                  11.3 Choice of Law. This Agreement will be interpreted, construed and enforced in accordance with the laws of the State of Minnesota.

                  11.4 Effect of Waiver. The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party or any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

                  11.5 Severability. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

                  11.6 Binding Nature. This Agreement will be binding upon and will inure to the benefit of any successor or successors of the parties hereto.

                  11.7 No Third-Party Beneficiaries. No person shall be deemed to possess any third-party beneficiary right pursuant to this Agreement. It is the intent of the parties hereto that no direct benefit to any third party is intended or implied by the execution of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as the day and year first above written.

                                     CARRIER

                                     TRANSPORT CORPORATION OF AMERICA, INC.



                                     By: _____________________________________
                                        Its: _________________________________





                                   CONTRACTOR



                                            ____________________________________
                                            a  _____________________ corporation


                                  By:  _____________________________________

                                  Printed Name: ____________________________

                                  Title: ___________________________________



                                    EXHIBIT A

                                  COMPENSATION